Exhibits 5.2 and 23.3

October 4, 2024

Mizuho Financial Group, Inc.

1-5-5 Otemachi, Chiyoda-ku

Tokyo 100-8176, Japan

Ladies and Gentlemen:

We have acted as United States counsel to Mizuho Financial Group, Inc., a joint stock corporation incorporated with limited liability under the law of Japan (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, relating to debt securities, which may be either senior (the “Senior Debt Securities”), dated subordinated (the “Dated Subordinated Debt Securities”), or perpetual subordinated (the “Perpetual Subordinated Debt Securities” and, together with the Senior Debt Securities and the Dated Subordinated Debt Securities, the “Securities”). The Securities may be issued and sold or delivered from time to time for an indeterminate aggregate initial offering price.

The Senior Debt Securities will be issued under a Senior Indenture (the “Senior Indenture”), dated as of September 13, 2016, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), the Dated Subordinated Debt Securities will be issued under a Dated Subordinated Indenture (the “Dated Subordinated Indenture”), dated as of September 13, 2021, between the Company and the Trustee, and the Perpetual Subordinated Debt Securities will be issued under a Perpetual Subordinated Indenture (the “Perpetual Subordinated Indenture” and, together with the Senior Indenture and the Dated Subordinated Indenture, the “Indentures”) to be entered into between the Company and the Trustee.

We have examined the Registration Statement, the Senior Indenture, the Dated Subordinated Indenture and the form of the Perpetual Subordinated Indenture, each of which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Indenture will be the valid and legally binding obligation of each party thereto other than the Company.

In rendering the opinion set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of the Perpetual Subordinated Indenture and Perpetual Subordinated Debt Securities, (1) the Company will be validly existing and in good standing under the law of Japan and such Perpetual Subordinated Indenture will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of Japan, (2) the execution, delivery, issuance and performance, as applicable, by the Company of such Perpetual Subordinated Indenture and such Perpetual Subordinated Debt Securities will not constitute a breach or violation of its organizational documents or violate the law of Japan or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York, assuming there shall not have been any change in such law affecting the validity or enforceability of such Perpetual Subordinated Indenture and such Perpetual Subordinated Debt Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company of such Perpetual

Subordinated Indenture and such Perpetual Subordinated Debt Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.

In rendering the opinion set forth below, we have assumed further that (1) the Company is validly existing and in good standing under the law of Japan and has duly authorized, executed and delivered the Senior Indenture and the Dated Subordinated Indenture in accordance with its organizational documents and the law of Japan, (2) the execution, delivery and performance by the Company of such Senior Indenture and Dated Subordinated Indenture do not constitute a breach or violation of its organizational documents or violate the law of Japan or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York) and (3) the execution, delivery and performance by the Company of such Senior Indenture and Dated Subordinated Indenture (a) do not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company, a duly constituted and acting committee of such Board of Directors or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Company Authorizing Party”) to authorize and approve the issuance and terms of any Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, and (b) the due execution, authentication, issuance and delivery of the Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture, such Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

In connection with the provisions of the Indentures whereby the parties submit to the jurisdiction of U.S. federal courts located in the Borough of Manhattan, The City of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of the Indentures that relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under N.Y.C.P.L.R. Section 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a) a United States District Court has discretion to transfer an action from one U.S. federal court to another.

In rendering the opinion set forth above, we have assumed that under the law of any jurisdiction in whose currency (or whose currency is a component currency of a composite currency in which) any Securities are denominated or payable, if other than in U.S. dollars, (A) no consent, approval, authorization, qualification or order of, or filing or registration with, any governmental agency or body or court of such jurisdiction is required for the issuance or sale of the Securities by the Company and (B) the issuance or sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of any statute, rule, regulation or order of any governmental agency or body or any court of such jurisdiction.

We note that (i) a New York State statute provides that, with respect to a foreign currency obligation, a New York State court shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a U.S. federal court sitting in New York State may award a judgment based in whole or in part in U.S. dollars, provided that we express no opinion as to the rate of exchange that such court would apply.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP